Exhibit 10.5(c)

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SECOND AMENDMENT TO
LICENSE AGREEMENT

This SECOND AMENDMENT TO LICENSE AGREEMENT (“Second Amendment”) is entered into as of April 2, 2012 (“Second Amendment Effective Date”) by and between BAYER CONSUMER CARE AG, a company organized under the laws of the Switzerland (“BCC”), and KYTHERA BIOPHARMACEUTICALS, INC., a Delaware corporation (“Kythera”).

RECITAL

WHEREAS, Kythera and BCC are parties to a License Agreement, dated as of August 26, 2010, as amended pursuant to that certain First Amendment to License Agreement dated as of August 26, 2010 (collectively, the “License Agreement”), pursuant to which Kythera agreed to grant to BCC certain rights to develop, manufacture and commercialize certain products containing deoxycholic acid.  Capitalized terms used but not defined herein shall have the meanings set forth in the License Agreement (and, by reference therein, the Collaboration Agreement between Kythera and Intendis GmbH, dated as of the Effective Date of the License Agreement (“Collaboration Agreement”));

WHEREAS, Kythera and BCC had agreed in the License Agreement to enter into certain additional agreements with each other, and with third parties within certain time periods after the Effective Date of the License Agreement;

WHEREAS, the Parties wish to extend certain of these time periods;

WHEREAS, the Parties had also agreed that the timing and amount of certain milestones payable by BCC to Kythera would be determined in accordance with: (i) the conclusions of a report on the appropriate regulatory pathway for the Initial Product in [*] and (ii) First Commercial Sale in [*];

WHEREAS, the Parties wish to delete the requirement for a report on the appropriate regulatory pathway in [*], change the aforementioned milestone associated with First Commercial Sale in [*] to First Commercial Sale in [*], and to replace [*] with [*] as a Major Market;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and conditions contained in this Second Amendment, the Parties agree as follows:

1.               The first sentence of section 4.2(a) of the License Agreement is hereby amended and restated to read, in its entirety, as follows:

“On or prior to [*], the Parties (either directly or through one of more Affiliates) shall discuss in good faith and enter into a pharmacovigilance and adverse event reporting agreement setting forth the worldwide pharmacovigilance procedures for the Parties with respect to Products, such as safety Data sharing, adverse events reporting and prescription events monitoring (the “Pharmacovigilance Agreement”) and which shall be revised in good faith not later than [*] prior to the commencement of any Commercialization.”

2.               The fourth sentence of section 6.1(g) of the License Agreement is hereby amended and restated to read, in its entirety, as follows:

“Kythera and BCC shall use Commercially Reasonable Efforts to enter into such supply agreements not later than [*], and Kythera shall not enter into or amend any such supply agreements with a Compound Manufacturer for which it is a party for Compound for the BCC Territory without the prior written consent of BCC, such consent not to be unreasonably withheld or delayed.”

3.               The first sentence of section 6.1(h)(i) of the License Agreement is hereby amended and restated to read, in its entirety, as follows:

“The Parties will use their best efforts to negotiate and enter into a manufacturing and supply agreement, including a quality agreement (the “Supply Agreement”), whereby Kythera will procure from Compound Manufacturers and supply to BCC all of BCC’s requirements for the Compound for use in the manufacture of the Initial Product and other Products by BCC or by BCC’s designated Product manufacturer for Commercialization in the Field in the BCC Territory not later than [*].”

4.               Section 1.51 of the License Agreement is hereby amended and restated to read, in its entirety, as follows:

“First Commercial Sale” means with respect to all countries in the BCC Territory, the first bona fide sale by BCC, its Affiliates or Sublicensees to a Third Party (including a Distributor) of a Product for use or consumption by an end-user of such Product in a given country after Regulatory Approval has been obtained in such country.”

5.               Section 1.90 of the License Agreement is hereby amended and restated to read, in its entirety, as follows:

“Major Markets” means each of the following markets:  each [*].”

6.               Section 7.2(a)(i) and 7.2(a)(ii) of the License Agreement are hereby amended and restated to read, in its entirety, as follows:

(i)            “BCC shall make the following non-refundable and non-creditable milestone payments to Kythera within [*] after receipt by

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2

BCC of an invoice from Kythera following the first achievement of each milestone event for the Initial Product as set forth in this Section 7.2(a) by BCC, its Affiliates and Sublicensees, except as otherwise provided in this License Agreement.  Each milestone payment by BCC to Kythera hereunder shall be payable only once with respect to the Initial Product, regardless of the number of times achieved by the Initial Product or any other Products.  For the avoidance of doubt, each milestone payable pursuant to this Section 7.2(a) only shall be payable in Dollars, except as explicitly specified otherwise below.

Regulatory Milestone Event	Milestone Payment
Upon the later of: (i) a Go Decision by BCC pursuant to Section 4.1(c) and (ii) completion of at least two (2) successful consecutive Validations for the Compound	[*]
Upon the first Regulatory Approval to sell the Initial Product in [*]	[*]
Upon the First Commercial Sale of the Initial Product in [*]	[*]
Upon the First Commercial Sale of the Initial Product in [*]	[*]
Maximum Achievable Regulatory Milestones	[*]

(ii)           Project Plan.  Within [*] of receipt by Kythera of the Development Account Allocation Report (as discussed more fully in Section 2.1(a)(6) of the Collaboration Agreement), the Parties will, in good faith, prepare an amended Project Plan which includes budget projections up to the end of [*] for implementation of Development and Regulatory Activities for the Initial Product for the BCC Territory following the Go Decision.  For purposes of clarity, such budget projections will include amounts projected to be disbursed from the Development Account, as well as amounts projected to be paid for outside of the Development Account by BCC, such as amounts for Regulatory Affairs activities, including the [*] allocation set forth in current Project Plan for Regulatory Affairs external costs after data base lock.  .

7.               This Second Amendment, together with the License Agreement, constitutes the entire agreement between the Parties.  All other terms and provisions of the License Agreement and the Collaboration Agreement (as amended), except as expressly amended by this Second Amendment, remain in full force and effect.

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[signatures appear on following page]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

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IN WITNESS WHEREOF the Parties have executed this Second Amendment as of the Second Amendment Effective Date by their duly authorized representatives.

BAYER CONSUMER CARE AG			KYTHERA BIOPHARMACEUTICALS, INC.

By:	/s/ Ulf Zimmerling		By:	/s/ Keith R. Leonard

	Name:	Ulf Zimmerling		Name:	Keith R. Leonard

	Title:	Proxy		Title:	President and CEO

By:	/s/ Lilian Vakalopoulou

	Name:	Lilian Vakalopoulou

	Title:	Proxy

[signature page to Second Amendment to License Agreement]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.